Exhibit 5.1

July 9, 2025

Actelis Networks, Inc.

4039 Clipper Court

Fremont, CA 94538

Re: Actelis Networks, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Actelis Networks, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1, including the prospectus constituting a part thereof (as may be amended, the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale under the Registration Statement of an aggregate of 6,617,897 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) which consists of the following: (i) 1,626,019 shares of Common Stock (the “Shares”)issued in a private placement which closed on July 2, 2025 (the “Private Placement”), (ii) 1,626,019 shares of Common Stock issuable (the “Series A-3 Warrant Shares”) upon the exercise of Series A-3 warrants issued in the Private Placement (“Series A-3 Warrants”), (iii) 3,252,038 shares of Common Stock Series A-4 Warrant Shares”) issuable upon the exercise of Series A-4 warrants issued in the Private Placement (“Series A-4 Warrants”) and (iv) 113,821 shares of Common Stock (“Placement Agent Warrant Shares”, and, with the Series A-3 Warrant Shares and the Series A-4 Warrant Shares, the “Warrant Shares”) issuable upon the exercise of placement agent warrants issued in the Private Placement (“Placement Agent Warrants”, and, with the Series A-3 Warrants and the Series A-4 Warrants, the “Warrants”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):

1.	the Registration Statement;

2.	the Company’s Amended and Restated Certificate of Incorporation;

3.	the Company’s Amended and Restated Bylaws;

4.	the Warrants;

5.	resolutions adopted by the Company’s Board of Directors approving, among other things, the issuance of the Shares, the Warrants and the Warrant Shares; and

6.	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed: (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent and authorized to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory; and (iv) the obligations of each party set forth therein are legal, valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

Actelis Networks, Inc.

July 9, 2025

As to matters of fact, we have relied upon the Documents and, solely to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable. Further, we are of the opinion that the Warrant Shares have been duly authorized and, when issued by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Delaware and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP
GREENBERG TRAURIG, LLP